Exhibit 99.1

Providence Service Corporation Reports First Quarter 2017 Results

Highlights for the First Quarter of 2017:

●	Revenue from continuing operations of $399.5 million, a 4.6% increase from first quarter 2016
●	Income from continuing operations, net of tax, of $1.9 million, or $0.03 per diluted common share, includes restructuring and related charges of $2.4 million
●	Adjusted Net Income of $6.6 million; Adjusted EPS of $0.35
●	Segment-level Adjusted EBITDA of $22.5 million
●	Repurchased 0.4 million shares from December 31, 2016 through May 9, 2017

STAMFORD, CT – May 9, 2017 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), a holding company, which owns interests in subsidiaries and other companies that are primarily engaged in the provision of healthcare and workforce development services for public and private sector entities seeking to control costs and promote positive outcomes, today reported financial results for the three months ended March 31, 2017.

James Lindstrom, Chief Executive Officer, stated, “For the first quarter, we are pleased to report significant progress across our businesses. Within our U.S. Healthcare Service businesses, our 2016 value enhancement initiatives contributed to strong revenue growth at Matrix, while our Member Experience initiatives have started to yield both financial and operational benefits at LogistiCare. Finally, within our WD Services Segment, we have started to experience the benefits of multiple 2016 value enhancement initiatives, with continued progress on the business development front and improved operating metrics in key markets.”

First Quarter 2017 Results

For the first quarter of 2017, the Company reported revenue from continuing operations of $399.5 million, an increase of 4.6% from $382.0 million in the first quarter of 2016. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 6.5%.

Income from continuing operations, net of tax, in the first quarter of 2017 was $1.9 million, or $0.03 per diluted common share, compared to income of $1.4 million, or $0.02 per diluted common share, in the first quarter of 2016. Income from continuing operations, net of tax, in the first quarter of 2017 and the first quarter of 2016 include restructuring and related charges of $2.4 million and $1.4 million, respectively.

Segment-level Adjusted EBITDA, which excludes corporate holding company costs as well as earnings related to equity method investments, was $22.5 million in the first quarter of 2017, compared to $24.1 million in the first quarter of 2016. Adjusted EBITDA, which includes corporate holding company costs and excludes earnings related to equity method investments, was $15.6 million in the first quarter of 2017, compared to $16.3 million in the first quarter of 2016.

Share Repurchases

During the first quarter of 2017, the Company repurchased 441,965 shares of common stock for $18.0 million, or for an average price of $40.69 per share. Since beginning to repurchase shares in the fourth quarter of 2015 through May 9, 2017, the Company has repurchased 2.8 million shares of common stock, or approximately 17.6% of the Company’s common stock outstanding at the beginning of the fourth quarter of 2015, for $122.3 million, or for an average price of $43.10 per share.

As previously announced, on October 26, 2016, the Providence Board of Directors approved a new share repurchase program under which the Company may purchase up to $100 million of its outstanding common stock during the twelve-month period following the approval date. As of May 9, 2017, $69.6 million of additional share repurchase capacity existed under this program.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of direct expenses incurred by Corporate on behalf of the segment. No direct expenses were incurred by Corporate on behalf of the Matrix Investment segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, accounting, audit, process improvement, finance, human resources, information technology and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation, are reflected in Corporate and Other.

NET Services

NET Services revenue was $324.0 million for the first quarter of 2017, an increase of 11.4% from $291.0 million in the first quarter of 2016. Operating income was $11.8 million, or 3.6% of revenue, in the first quarter of 2017, compared to $18.3 million, or 6.3% of revenue, in the first quarter of 2016. Included in NET Services operating income in the first quarter of 2017 was $1.3 million of restructuring and related charges. NET Services Adjusted EBITDA was $16.3 million, or 5.0% of revenue, in the first quarter of 2017, compared to $21.2 million, or 7.3% of revenue, in the first quarter of 2016.

The year-over-year increase in NET Services revenue in the first quarter of 2017 was primarily due to new state and managed care organization contracts as well as increased membership under certain existing contracts. Adjusted EBITDA as a percentage of revenue declined as a result of higher member utilization and contract start-up cost overruns in California, partially offset by productivity improvements. The higher utilization was in part driven by increased Medicaid reimbursement in New Jersey for certain medical services (which in turn increased demand for transportation services) as well as lower cancellation rates across multiple contracts, which is believed to be primarily due to milder winter weather conditions.

WD Services

WD Services revenue was $75.5 million for the first quarter of 2017, a decrease of 17.1% from $91.0 million in the first quarter of 2016. Excluding the effects of changes in currency exchange rates, revenue declined 9.1% in the first quarter of 2017 versus the first quarter of 2016. Operating income was $2.2 million in the first quarter of 2017, compared to an operating loss of $2.1 million in the first quarter of 2016. Included within WD Services operating loss in the first quarter of 2017 and the first quarter of 2016 were restructuring and related costs of $1.1 million and $1.4 million, respectively. WD Services Adjusted EBITDA was $6.3 million, or 8.3% of revenue, in the first quarter of 2017 compared to $2.9 million, or 3.2% of revenue, in the first quarter of 2016.

The year-over-year decrease in WD Services revenue in the first quarter of 2017, excluding the effects of changes in currency exchange rates, was primarily due to declining referrals under the segment’s primary employability program, partially offset by increases across various employability contracts outside the UK, including in Saudi Arabia, France and Germany, and under the offender rehabilitation program in the UK. Adjusted EBITDA as a percentage of revenue increased due to improved profitability of the offender rehabilitation program in the UK, improved profitability in markets outside the UK, including in France and Saudi Arabia, and successful productivity initiatives within the UK.

Corporate and Other

Corporate and Other incurred a $7.2 million operating loss in the first quarter of 2017, compared to a $7.9 million operating loss in the first quarter of 2016. Corporate and Other Adjusted EBITDA was negative $7.0 million in the first quarter of 2017 compared to negative $7.7 million in the first quarter of 2016.

The year-over-year decrease in corporate costs in the first quarter of 2017 was primarily due to decreased audit and compliance implementation costs, which were $0.6 million in the first quarter of 2017, compared to $1.5 million in the first quarter of 2016, and decreased legal fees, partially offset by higher insurance related costs. Included within Corporate and Other Adjusted EBITDA for the first quarter of 2017 and the first quarter of 2016 is $1.0 million and $0.6 million, respectively, of expense related to a share-based long-term incentive plan, under which no shares will be awarded unless the Company’s 90-day volume weighted average share price as of December 31, 2017 exceeds $56.79.

Equity Investments

Matrix Investment

As previously reported, on October 19, 2016, Frazier Healthcare Partners subscribed for a 53.2% equity interest in Matrix Medical Network (“Matrix” and the “Matrix Transaction”). For all periods prior to the Matrix Transaction, Matrix’s results are reported in Discontinued Operations under the HA Services segment. For all periods subsequent to the Matrix Transaction, Providence’s retained 46.8% equity interest is accounted for as an equity method investment within the Matrix Investment segment within continuing operations.

For the first quarter of 2017, Providence recorded a loss in equity earnings of $0.7 million related to its Matrix Investment. Matrix’s results are not included within the Company’s consolidated revenue, operating income, Adjusted EBITDA, or Adjusted Net Income in any periods presented. Also as a result of the Matrix Transaction, Matrix’s balance sheet is no longer consolidated with Providence’s balance sheet.

For the first quarter of 2017, Matrix’s revenue was $55.9 million, an increase of 10.4% from $50.6 million in the first quarter of 2016. Matrix’s operating income was $1.0 million, or 1.8% of revenue, for the first quarter of 2017, compared to $4.4 million, or 8.6% of revenue, for the first quarter of 2016. Included within Matrix’s operating income in the first quarter of 2017 was $2.2 million of transaction bonuses paid to the Matrix management team, $0.5 million of management fees paid to Providence and Frazier and $0.8 million of other transaction related expenses. Matrix’s Adjusted EBITDA was $12.5 million, or 22.4% of revenue, for the first quarter of 2017, compared to $12.1 million, or 24.0% of revenue, in the first quarter of 2016.

The year-over-year increase in Matrix’s revenue was the result of increased volumes partially offset by a decline in the average price per assessment. Adjusted EBITDA as a percentage of revenue declined as a result of decreased pricing partially offset by continued productivity improvements.

As of March 31, 2017, Matrix had cash of $12.0 million and $196.8 million of term loan debt outstanding under its credit facility.

Mission Providence

For first quarter of 2017, Providence recorded a loss in equity earnings of $1.4 million related to its Mission Providence equity investment as compared to a loss in equity earnings of $2.7 million in the first quarter of 2016. Mission Providence’s results are not included within the Company’s consolidated revenue, operating income, Adjusted EBITDA, or Adjusted Net Income in any periods presented.

For the first quarter of 2017, Mission Providence’s revenue was $9.4 million, an increase of 26.6% from $7.4 million in the first quarter of 2016. Mission Providence’s operating loss was $1.8 million in the first quarter of 2017, compared to a loss of $5.1 million in the first quarter of 2016. Included within Mission Providence’s operating income in the first quarter of 2017 was $1.1 million in restructuring and related charges. Mission Providence’s Adjusted EBITDA was $0.3 million, or 2.8% of revenue, for the first quarter of 2017, compared to negative $4.1 million in the first quarter of 2016. Adjusted EBITDA as a percentage of revenue increased primarily due to productivity improvements.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Wednesday, May 10, 2017 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: (844) 244-3865

International: (518) 444-0681

Passcode: 17238216

Replay (available until May 24, 2017):

US toll-free: (855) 859-2056

International: (404) 537-3406

Passcode: 17238216

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation is a holding company which owns interests in subsidiaries and other companies that are primarily engaged in the provision of healthcare and workforce development services for public and private sector entities seeking to control costs and promote positive outcomes. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including: (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, and (4) certain litigation related expenses. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses, (5) intangible amortization expense, (6) the impact of adjustments on non-controlling interests, and (7) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount, and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in equity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Shackelton – Chief Financial Officer

(203) 307-2800

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Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Income

(in thousands except share and per share data)

	Three months ended March 31,
	2017	2016

Service revenue, net	$399,494	$382,036

Operating expenses:
Service expense	369,410	348,676
General and administrative expense	17,027	18,516
Depreciation and amortization	6,269	6,540
Total operating expenses	392,706	373,732
Operating income	6,788	8,304

Other expenses:
Interest expense, net	352	494
Equity in net loss of investees	2,060	2,717
Gain on foreign currency transactions	(62)	(75)
Income from continuing operations before income taxes	4,438	5,168
Provision for income taxes	2,523	3,792
Income from continuing operations, net of tax	1,915	1,376
Discontinued operations, net of tax	(5,866)	753
Net (loss) income	(3,951)	2,129
Net (income) loss attributable to noncontrolling interests	(374)	106
Net (loss) income attributable to Providence	$(4,325)	$2,235

Net (loss) income available to common stockholders	$(5,473)	$1,002

Basic (loss) earnings per common share:
Continuing operations	$0.03	$0.02
Discontinued operations	(0.43)	0.05
Basic (loss) earnings per common share	$(0.40)	$0.07

Diluted (loss) earnings per common share:
Continuing operations	$0.03	$0.02
Discontinued operations	(0.43)	0.05
Diluted (loss) earnings per common share	$(0.40)	$0.07

Weighted-average number of common shares outstanding:
Basic	13,704,272	15,057,598
Diluted	13,768,524	15,185,548

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Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands except share and per share data)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$82,882	$72,262
Accounts receivable, net of allowance	161,342	162,115
Other current assets (1)	55,648	53,726
Total current assets	299,872	288,103
Property and equipment, net	47,112	46,220
Goodwill, net and intangible assets, net	167,419	168,748
Equity investments	159,360	161,363
Other long-term assets (2)	23,993	20,845
Total assets	$697,756	$685,279

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$1,742	$1,721
Other current liabilities (3)	256,781	226,075
Total current liabilities	258,523	227,796
Long-term obligations, less current portion	1,199	1,890
Other long-term liabilities (4)	82,987	80,353
Total liabilities	342,709	310,039

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,565	77,565
Stockholders' equity	277,482	297,675
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$697,756	$685,279

(1) Comprised of other receivables, restricted cash and prepaid expenses and other.

(2) Comprised of restricted cash less current portion, deferred tax assets and other assets.

(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance liability reserves.

(4) Includes deferred tax liabilities and other long-term liabilities.

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Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2017(1)	2016(1)
Operating activities
Net (loss) income	$(3,951)	$2,129
Depreciation and amortization	6,269	14,336
Stock-based compensation	1,466	612
Equity in net loss of investees	2,060	2,717
Other non-cash charges	(2,483)	(2,971)
Changes in working capital (2)	32,837	17,852
Net cash provided by operating activities	36,198	34,675
Investing activities
Purchase of property and equipment	(5,738)	(9,814)
Equity investments/loan to JV	(566)	(3,229)
Other investing activities	592	2,509
Net cash used in investing activities	(5,712)	(10,534)
Financing activities
Preferred stock dividends	(1,090)	(1,099)
Repurchase of common stock, for treasury	(18,753)	(19,579)
Net proceeds (repayment) of long-term debt	-	7,250
Other financing activities	(571)	176
Net cash used in financing activities	(20,414)	(13,252)
Effect of exchange rate changes on cash	548	(442)
Net change in cash and cash equivalents	10,620	10,447
Cash and cash equivalents at beginning of period	72,262	84,770
Cash and cash equivalents at end of period	$82,882	$95,217

(1) Includes both continuing and discontinued operations.

(2) Comprised of changes in accounts receivable, other receivables, restricted cash, prepaid expenses, other assets, accounts payable, accrued expenses, accrued transportation costs, deferred revenue and other liabilities.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended March 31, 2017
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$324,034	$75,460	$399,494	$-	$-	$399,494

Operating expenses:
Service expense	306,192	63,203	369,395	-	15	369,410
General and administrative expense	2,891	7,044	9,935	-	7,092	17,027
Depreciation and amortization	3,151	3,040	6,191	-	78	6,269
Total operating expenses	312,234	73,287	385,521	-	7,185	392,706

Operating income (loss)	11,800	2,173	13,973	-	(7,185)	6,788

Other expenses:
Interest expense, net	11	267	278	-	74	352
Equity in net loss of investees	-	1,400	1,400	660	-	2,060
Gain on foreign currency transactions	-	(62)	(62)	-	-	(62)
Income (loss) from continuing operations, before income tax	11,789	568	12,357	(660)	(7,259)	4,438
Provision (benefit) for income taxes	4,621	805	5,426	(249)	(2,654)	2,523
Income (loss) from continuing operations, net of taxes	7,168	(237)	6,931	(411)	(4,605)	1,915

Interest expense, net	11	267	278	-	74	352
Provision (benefit) for income taxes	4,621	805	5,426	(249)	(2,654)	2,523
Depreciation and amortization	3,151	3,040	6,191	-	78	6,269
EBITDA	14,951	3,875	18,826	(660)	(7,107)	11,059

Restructuring and related charges (1)	1,299	1,056	2,355	-	-	2,355
Equity in net loss of investees	-	1,400	1,400	660	-	2,060
Foreign currency transactions	-	(62)	(62)	-	-	(62)
Litigation expense (2)	-	-	-	-	143	143
Adjusted EBITDA	$16,250	$6,269	$22,519	$-	$(6,964)	$15,555

(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $553 and other severance costs of $182 within WD Services and NET Services chief executive officer search fees of $199, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative of $321 and NET Services' LogistiCare Member Experience initiative of $1,100.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

 (in thousands)

(Unaudited)

	Three months ended March 31, 2016
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$290,962	$91,043	$382,005	$-	$31	$382,036

Operating expenses:
Service expense	266,947	81,672	348,619	-	57	348,676
General and administrative expense	2,837	7,871	10,708	-	7,808	18,516
Depreciation and amortization	2,877	3,579	6,456	-	84	6,540
Total operating expenses	272,661	93,122	365,783	-	7,949	373,732

Operating income (loss)	18,301	(2,079)	16,222	-	(7,918)	8,304

Other expenses:
Interest expense, net	(1)	33	32	-	462	494
Equity in net loss of investees	-	2,717	2,717	-	-	2,717
Gain on foreign currency transactions	-	(75)	(75)	-	-	(75)
Income (loss) from continuing operations, before income tax	18,302	(4,754)	13,548	-	(8,380)	5,168
Provision (benefit) for income taxes	7,150	(181)	6,969	-	(3,177)	3,792
Income (loss) from continuing operations, net of taxes	11,152	(4,573)	6,579	-	(5,203)	1,376

Interest expense, net	(1)	33	32	-	462	494
Provision (benefit) for income taxes	7,150	(181)	6,969	-	(3,177)	3,792
Depreciation and amortization	2,877	3,579	6,456	-	84	6,540
EBITDA	21,178	(1,142)	20,036	-	(7,834)	12,202

Restructuring and related charges (1)	-	1,392	1,392	-	-	1,392
Equity in net loss of investee	-	2,717	2,717	-	-	2,717
Foreign currency transactions	-	(75)	(75)	-	-	(75)
Litigation expense (2)	-	-	-	-	106	106
Adjusted EBITDA	$21,178	$2,892	$24,070	$-	$(7,728)	$16,342

(1) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $1,392.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation

Summary Financial Information of Equity Investments (1)

(in thousands)

(Unaudited)

	Three months ended March 31, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$55,855	$9,388	$425	$65,668
Operating expense (2)	46,814	10,190	445	57,449
Depreciation and amortization	8,033	1,003	2	9,038
Operating income	1,008	(1,805)	(22)	(819)

Other Expense (Income)	-	2	(11)	(9)
Interest Expense	3,607	53	-	3,660
Taxes	(742)	1	(3)	(744)
Net Loss	(1,857)	(1,861)	(8)	(3,726)
				-
Interest	46.8%	75.0%	50.0%	N/A
Net Loss - Equity Investment	(869)	(1,396)	(4)	(2,269)
Management fee and other (3)	209	-	-	209
Equity in net loss of investee	(660)	(1,396)	(4)	(2,060)

Net Debt (4)	184,751

	Three months ended March 31, 2016
	Matrix Investment	Mission Providence	Other	Total
Revenue	$-	$7,418	$-	$7,418
Operating expense (2)	-	11,663	-	11,663
Depreciation and amortization	-	840	-	840
Operating income	-	(5,085)	-	(5,085)

Other Income	-	(187)	-	(187)
Interest Expense	-	6	-	6
Taxes	-	(1,282)	-	(1,282)
Net Loss	-	(3,622)	-	(3,622)

Interest	N/A	75.0%	N/A	N/A
Net Loss - Equity Investment	-	(2,717)	-	(2,717)
Management fee and other	-	-	-	-
Equity in net loss of investee	-	(2,717)	-	(2,717)

(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.

(2) Excludes depreciation and amortization.

(3) Includes amounts relating to management fees due from Matrix to Providence of $236 and Providence stock-based compensation expense of $27.

(4) Represents cash of $12,012 and debt of $196,763 on Matrix's standalone balance sheet as of 3/31/17.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: Matrix Medical Network (1)

(in thousands)

(Unaudited)

	Three months ended March 31, 2017
	Matrix Investment (2)	Total Matrix

Revenue	$55,855	$55,855
Operating expense	46,814	46,814
Depreciation and amortization	8,033	8,033
Operating income	1,008	1,008
Interest expense	3,607	3,607
Taxes	(742)	(742)
Net loss	(1,857)	(1,857)
Depreciation and amortization	8,033	8,033
Interest expense	3,607	3,607
Taxes	(742)	(742)
EBITDA	9,041	9,041
Matri x management transaction bonuses	2,163	2,163
Management fees	503	503
Transaction costs	831	831
Adjusted EBITDA	$12,538	$12,538

	Three months ended March 31, 2016
	HA Services Segment (3)	Matrix Investment	Total Matrix

Revenue	$50,592	$-	$50,592
Operating expense	38,446	-	38,446
Depreciation and amortization	7,796	-	7,796
Operating income	4,350	-	4,350
Interest expense	3,141	-	3,141
Taxes	456	-	456
Net income	753	-	753
Depreciation and amortization	7,796	-	7,796
Interest expense	3,141	-	3,141
Taxes	456	-	456
EBITDA	12,146	-	12,146
Adjusted EBITDA	$12,146	$-	$12,146

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

(2) Represents Matrix's results of operation from January 1, 2017 to March 31, 2017. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.

(3) Represents Matrix's results of operations from January 1, 2016 to March 31, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: Mission Providence (1)

(in thousands)

(Unaudited)

	Three months ended March 31,
	2017	2016

Revenue	$9,388	$7,418
Operating expense	10,190	11,663
Depreciation and amortization	1,003	840
Operating loss	(1,805)	(5,085)
Other expense (income)	2	(187)
Interest expense	53	6
Taxes	1	(1,282)
Net loss	(1,861)	(3,622)
Depreciation and amortization	1,003	840
Interest expense	53	6
Taxes	1	(1,282)
EBITDA	(804)	(4,058)
Restructuring and related charges (2)	1,063	-
Adjusted EBITDA	$259	$(4,058)

(1) Mission Providence's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

(2) Restructuring and related charges include employee separation costs related to redundancy programs of $731 as well as third-party consulting and implementation costs of $332.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Common Share:

(in thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,
	2017	2016

Income from continuing operations, net of tax	$1,915	$1,376
Net (income) loss attributable to noncontrolling interests	(374)	106

Restructuring and related charges (1)	2,355	1,392
Equity in net loss of investees	2,060	2,717
Foreign currency transactions	(62)	(75)
Intangible amortization expense	1,963	2,268
Litigation expense (2)	143	106
Impact of adjustments on noncontrolling interests	(18)	(106)
Tax effected impact of adjustments	(1,370)	(713)
Adjusted Net Income	6,612	7,071

Dividends on convertible preferred stock	(1,090)	(1,099)
Less: Accretion of convertible preferred stock discount	-	-
Income allocated to participating securities	(708)	(705)
Adjusted Net Income available to common stockholders	$4,814	$5,267
Adjusted EPS	0.35	0.35

Diluted weighted-average number of common shares outstanding outstanding	13,768,524	15,185,548

(1) Restructuring and related charges are comprised of employee separation costs, NET Services chief executive officer search fees, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative and NET Services' LogistiCare Member Experience initiative. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the restructuring and related charges for each time period presented.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-Q.

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